ATLANTIC AMERICAN CORPORATION
                         401(k) RETIREMENT SAVINGS PLAN

                 Financial Statements and Supplemental Schedule

                 For the Years Ended December 31, 2001 and 2000

                                      with
                         Report of Independent Auditors

                          ATLANTIC AMERICAN CORPORATION
                             401(k) RETIREMENT PLAN

                                TABLE OF CONTENTS

                           December 31, 2001 and 2000

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Independent Auditors' Report...................................................1

Statements of Net Assets Available for Benefits................................2

Statement of Changes in Net Assets Available for Benefits......................3

Notes to Financial Statements..................................................4

Supplemental Schedule:

      Schedule H, Line 4i:  Schedule of Assets Held for Investment Purposes

                          INDEPENDENT AUDITORS' REPORT


     To the Plan Administrator and Plan Participants of Atlantic American Corporation 401(k) Retirement Savings Plan:

     We have audited the accompanying statements of net assets available for benefits of the Atlantic American Corporation 401(k) Retirement Savings Plan as of December 31, 2001, and the related statement of changes in net assets available for benefits for the year ended December 31, 2001. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Atlantic American Corporation 401(k) Retirement Savings Plan as of December 31, 2000 were audited by other auditors, whose report dated June 1, 2001 expressed an unqualified opinion on those statements.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Atlantic American Corporation 401(k) Retirement Savings Plan as of December 31, 2001, and the changes in net assets available for benefits for the year then ended in conformity with accounting principles generally accepted in the United States.

     Our audit of the Plan's financial statements as of and for the year ended December 31, 2001 was performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule listed in the index is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan's management. The supplemental information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                            GIFFORD, HILLEGASS & INGWERSEN, P.C.

     Atlanta, Georgia
     May 31, 2002

             ATLANTIC AMERICAN CORPORATION 401(k) RETIREMENT SAVINGS
                                      PLAN

                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                 For the Years Ended December 31, 2001 and 2000

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                                                 2001                2000
                                          ------------------  ------------------

Investments, at fair value                $      4,325,844  $        4,834,695


Cash                                                34,876               1,547


Participant Contributions Receivable                     -              28,721


Employer Contributions Receivable                        -              33,314
                                          ------------------  ------------------


     NET ASSETS AVAILABLE
         FOR PLAN BENEFITS                $      4,360,720  $        4,898,277
                                          ==================  ==================






              The accompanying notes are an integral part of these
                             financial statements.

             ATLANTIC AMERICAN CORPORATION 401(k) RETIREMENT SAVINGS
                                      PLAN

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                      For the Year Ended December 31, 2001

--------------------------------------------------------------------------------





Additions to Net Assets
     Investment income:
         Interest and dividend income                          $         107,510
                                                               -----------------

              TOTAL INVESTMENT INCOME                                    107,510

     Contributions:
         Participants                                                    442,959
         Company                                                         158,292
         Rollover                                                              -
                                                               -----------------

              TOTAL CONTRIBUTIONS                                        601,251
                                                               -----------------

              TOTAL ADDITIONS TO NET ASSETS                              708,761

Deductions from Net Assets
     Benefit payments to participants                                  (399,711)
     Net depreciation in fair market value of investments              (846,607)
                                                               -----------------

              TOTAL DEDUCTIONS                                       (1,246,318)
                                                               -----------------

Net Decrease in Benefits                                               (537,557)

Net Assets Available for Benefits at Beginning of Year                 4,898,277
                                                               -----------------

Net Assets Available for Benefits at End of Year               $       4,360,720
                                                               =================





              The accompanying notes are an integral part of these
                             financial statements.

             ATLANTIC AMERICAN CORPORATION 401(k) RETIREMENT SAVINGS
                                      PLAN

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 2001 and 2000

--------------------------------------------------------------------------------


NOTE 1--DESCRIPTION OF THE PLAN

The following description of the Atlantic American Corporation 401(k) Retirement Savings Plan (the "Plan") provides only general information. Participating members ("Participants") should refer to the Plan document for a more complete description of the Plan's provisions. Information with regard to eligibility, contributions, distributions, vesting, withdrawals, restoration, loans, fund redistribution, and definitions of all terms are contained in that document.

General: The Plan is a defined contribution plan available to all U.S. employees of Atlantic American Corporation (the "Company"). All employees of the Company, except collective bargaining employees, nonresident aliens, and leased employees are eligible to participate on the first day of the upcoming quarter in which the individual became an employee of the Company. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended.

Plan Administration: AMVESCAP National Trust Company (the "Trustee") is the Trustee of the Plan and has custodial responsibility for the Plan's assets, except for company stock that is held by State Street Bank and Trust Company, including the authority and power to, among other things, invest the principal and income of the Plan's assets.

Contributions: Participants may elect to contribute in 1% increments up to 16% of their annual compensation, as defined by the Plan, subject to certain limitations under the Internal Revenue Code (the "Code") into any of the investment funds offered by the Plan. A participant may change his or her deferral percentage at any time, however the changes take effect once a month. Participants may also contribute amounts representing distributions from other qualified benefit plans. These contributions are classified as rollover contributions in the statement of changes in net assets available for plan benefits for the year ended December 31, 2001. The Company provides a matching contribution equal to a certain percentage of the participant's contributions. For the year ended December 31, 2001, the Company's matching contribution equaled 50% of the first 6% of each participant's contribution. All Company matching contributions are in Company common stock. A participant can elect to transfer the Company contributions into another investment fund only after the participant is fully vested in the Company matching contributions.

Vesting: Participants are always fully vested in their own contributions. Each participant becomes vested in the company contributions based on years of continuous service. Effective October 1, 2000, the vesting percentage for company contributions was amended as follows:

            ATLANTIC AMERICAN CORPORATION 401(k) RETIREMENT SAVINGS
                                      PLAN

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 2001 and 2000

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NOTE 1--DESCRIPTION OF THE PLAN--Continued

                                               Prior to           Effective
                                              October 1,         October 1,
                                                 2000               2000
                                         ------------------  ------------------
Years of service:
         Less than one                              0%                 0%
         One                                       10                 20
         Two                                       20                 40
         Three                                     30                 60
         Four                                      40                 80
         Five                                      60                100
         Six                                       80                100
         Seven or more                            100                100

In addition, participants become fully vested upon retirement, death, or disability.

Benefits: Upon termination of service due to death, disability, retirement, or separation from service, a participant or his or her beneficiary may elect to receive an amount equal to the value of the participant's vested interest in his or her account. The form of payment, selected by the participant or his or her beneficiary, is either a lump-sum distribution, an annuity to be paid in monthly installments over a fixed number of years, or a direct rollover into a qualified retirement plan or individual retirement account.

Participant Accounts: Individual accounts are maintained for each of the Plan's participants and reflect the participant's contributions, employer contributions, and the participant's share of the Plan's investment income
(loss). Allocations of income (loss) are based on the proportion that each participant's account balance bears to the total of all participant account balances and their investment elections.

Investment Options: Participants may direct their contributions and any related earnings into several investment options in 1% increments. Participants may change their investment elections at any time. The participants in the Plan can invest in any of the following investment options:

         Atlantic American Corporation Common Stock - Funds are invested in common stock of the Company.

            ATLANTIC AMERICAN CORPORATION 401(k) RETIREMENT SAVINGS
                                      PLAN

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 2001 and 2000

--------------------------------------------------------------------------------



NOTE 1--DESCRIPTION OF THE PLAN--Continued

     INVESCO Cash Reserves Fund - Mutual fund that invests in short-term obligations, such as commercial paper, U.S. government and government agency obligations, and repurchase agreements.

     INVESCO Core Equity Fund - Mutual fund that invests in dividend-paying common and preferred stocks of large U.S. companies and in convertible bonds, debt issues, and preferred stocks.

     INVESCO Select Income Fund - Mutual fund that invests primarily in bonds and marketable debt securities of established companies.

     INVESCO  Balanced  Fund - Mutual fund that invests in common  stocks and in
     fixed  income   securities,   including   preferred   stocks,   convertible
     securities, and bonds.

     INVESCO  Dynamics  Fund - Mutual  fund that  invests  in  common  stocks of
     mid-sized   companies   in  addition  to  preferred   stocks,   convertible
     securities, and bonds.

     INVESCO  Small  Company   Growth  Fund  -  Mutual  fund  which  invests  in
     small-capitalization companies in the developing stage.

     IRT 500 Index Fund - Funds are invested in a collective trust that seeks to provide total returns that closely replicate those of the Standard and Poor's 500 composite index.

     AIM Basic Value Fund - Mutual fund that invests in under-valued securities,
     investment-grade    nonconvertible   debt   securities,   U.S.   government
     securities, high-quality money market instruments, and foreign securities.

     Janus Twenty Fund - Mutual fund that invests primarily in common stocks selected for long-term growth potential.

     Janus Advisor Worldwide Fund - Mutual fund that invests primarily in common stocks of companies of any size located throughout the world.

Investment securities, in general, are exposed to various risks, including interest rate, credit, and overall market volatility risks. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the statements of net assets available for plan benefits.

            ATLANTIC AMERICAN CORPORATION 401(k) RETIREMENT SAVINGS
                                      PLAN

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 2001 and 2000

--------------------------------------------------------------------------------

NOTE 1--DESCRIPTION OF THE PLAN--Continued

Forfeitures: Amounts forfeited from nonvested accounts are used to reduce future employer contributions.

Participant Loans: Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50% of their vested account balance. Participants may elect to have their loans disbursed from specific investment funds. Loan terms range from six months to five years or within a reasonable time if used for the purchase of a primary residence. The loans are secured by the vested value of the participants' account balance and bear interest at the prime rate of interest on the date of the loan plus 1%. Principal and interest are paid ratably through payroll deductions of not less than $10 per pay period or in a single lump sum.

Administrative Expenses: The Company pays all administrative expenses of the Plan, including trustee fees.


NOTE 2--ACCOUNTING POLICIES

Basis of Accounting: The accompanying financial statements have been prepared using the accrual basis of accounting.

Use of Estimates: The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported additions and deductions during the reporting period. Actual results could differ from those estimates.

Valuation of Investments: All investments are stated at fair value. Securities traded on national securities exchanges are valued at the closing price on a daily basis. Investments traded in over-the-counter markets and listed securities for which no sale was reported on that date are valued at the last reported bid price. Purchases and sales of securities and mutual funds are reflected on a trade-date basis.

Net Appreciation (Depreciation): Net realized gains (losses) and unrealized appreciation (depreciation) are recorded in the accompanying statement of changes in net assets available for plan benefits as net depreciation in fair value of investments.

            ATLANTIC AMERICAN CORPORATION 401(k) RETIREMENT SAVINGS
                                      PLAN

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 2001 and 2000

--------------------------------------------------------------------------------


NOTE 3--INVESTMENTS

The fair market values of individual investments that represent 5% or more of the Plan's net assets as of December 31, 2001 and 2000 are as follows:

                                                       2001             2000
                                                    -----------     ------------

Atlantic American Corporation common stock          $   691,653     $    541,018
INVESCO Cash Reserves Fund                              381,894          277,210
INVESCO Core Equity Fund                                772,458          970,297
INVESCO Select Income Fund                              259,570          267,618
INVESCO Balanced Fund                                   640,823          798,512
INVESCO Dynamics Fund                                 1,266,348        1,945,293

Net depreciation in fair value of investments by major investment type for the year ended December 31, 2001 is as follows:

Common stock - Atlantic American Corporation        $   (35,259)
Mutual funds                                           (811,348)
                                                    -----------

                                                    $  (846,607)



NOTE 4--NONPARTICIPANT-DIRECTED INVESTMENTS

Information about the net assets as of December 31, 2001 and 2000 and the significant components of the change in net assets for the year ended December 31, 2001 relating to the Company's common stock (nonparticipant-directed investments) is as follows:
                                                        2001             2000
                                                    -----------     ------------
Net Assets:
     Common Stock - Atlantic American Corporation   $   164,362     $     68,642
                                                    ===========     ============

Changes in Net Assets:
     Contributions - employer                       $   103,434
     Net appreciation in fair value of common stock      10,991
     Benefits paid to participants                      (10,927)
     Transfers to participant-directed investments       (7,778)
                                                    -----------
                                                    $    95,720
                                                    ===========

            ATLANTIC AMERICAN CORPORATION 401(k) RETIREMENT SAVINGS
                                      PLAN

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 2001 and 2000

--------------------------------------------------------------------------------


NOTE 5--TAX STATUS

The plan is a Prototype Standardized Plan developed by INVESCO. The Internal Revenue Service issued a letter to INVESCO dated April 18, 1990 stating that the prototype plan was in accordance with applicable plan requirements as of that date. Therefore, the plan administrator believes that the plan was qualified and the related trust was tax-exempt as of December 31, 2001 and 2000.


NOTE 6--PLAN TERMINATION

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants will become fully vested in their accounts as of the termination date.


NOTE 7--NONEXEMPT TRANSACTIONS

During the year ended December 31, 2000, the Company failed on three occasions to remit participant contributions to the Plan within the time required by the Department of Labor. Such transactions represent nonexempt loans of funds to the Company from the Plan. The Company calculated the lost earnings on the non-timely contributions and allocated such lost earnings to affected participants. No such transactions of this type occurred in 2001.

NOTE 8--RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets available for plan benefits per the financial statements to the Form 5500 as follows for the year 2001:

Net assets available for plan benefits per the financial statements            $        4,360,720
     Less amounts allocated to withdrawing participants                                   (70,146)
                                                                               ------------------
Net assets available for plan benefits per the Form 5500                       $        4,290,574
                                                                               ==================



Benefits paid to participants per the financial statements                     $          399,711
     Plus amounts allocated for withdrawing participants                                   70,146
                                                                               ------------------
Benefits paid to participants per the Form 5500                                $          469,857
                                                                               ==================


                                       9

                            SUPPLEMENTAL INFORMATION

                          Atlantic American Corporation

                         401(k) Retirement Savings Plan

          Schedule H, Line 4i--Schedule of Assets (Held at end of year)

                                December 31, 2001
--------------------------------------------------------------------------------




       Identity of Issue, Borrower,              Description of                                                       Current
         Lessor, or Similar Party                  Investment                                     Cost                 Value
     -------------------------------    -------------------------------------------        -----------------     -----------------
*    INVESCO Funds Group                INVESCO Cash Reserves Fund, 381,894 shares                    (a)        $        381,894
                                        INVESCO Core Equity Fund , 64,051 shares                      (a)                 772,458
                                        INVESCO Select Income Fund, 48,247 shares                     (a)                 259,570
                                        INVESCO Balanced Fund, 43,802 shares                          (a)                 640,823
                                        INVESCO Dynamics Fund, 79,495 shares                          (a)               1,266,348
                                        INVESCO Small Company Growth Fund, 1,239 shares               (a)                  15,038
                                        IRT 500 Index Fund, 769 shares                                (a)                  21,455

*    Atlantic American Corporation      Atlantic American Corporation common stock, 313,817 shares    629,936             691,653

*    AIM Fund Management                AIM Basic Value Fund, 6,765 shares                            (a)                 192,396

     Janus Fund                         Janus Twenty Fund, 1,049 shares                               (a)                  40,328
                                        Janus Adviser Worldwide Fund, 400 shares                      (a)                  11,735

*    Various Plan Participants          Participant loans with varying maturities and interest rates
                                        ranging form 7.75% to 10%                                      -                   32,146
                                                                                                                 -----------------

     TOTAL
                                                                                                                 $      4,325,844
                                                                                                                 -----------------
                                                                                                                 -----------------




* Indicates party in interest

(a) Participant-directed